EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-4 of our report dated July 29, 2015 relating to the consolidated financial statements of The Bank of Yokohama, Ltd. and subsidiaries as of March 31, 2015, 2014 and April 1, 2013 and for each of the two years in the period ended March 31, 2015, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “IFRS Selected Historical Financial Data” and “Experts” in such Prospectus.

/s/ Deloitte Touche Tohmatsu LLC

Tokyo, Japan

November 10, 2015